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KPMG Peat Marwick LLP
Certified Public Accountants
1600 Market Street
Philadelphia, PA 19103


                                                                    EXHIBIT (23)



                        CONSENT OF INDEPENDENT AUDITORS



The Board of Directors
Penn Virginia Corporation:

We consent to incorporation by reference in the Registration Statements Nos:
2-67355,2-77500 and 33-40430 on Form S-8 of Penn Virginia Corporation of our report dated March 1, 1995, relating to the consolidated balance sheets of Penn Virginia Corporation and subsidiaries as of December 31, 1994 and 1993 and the related consolidated statements of income, shareholders' equity and cash flows for each of the years in the three-year period ended December 31, 1994 which report appears in the December 31, 1994 annual report on Form 10-K of Penn Virginia Corporation.

Our reports refer to a change in 1993 in the method of accounting for certain investments in debt and equity securities and a change in 1992 in the method of accounting for postretirement benefits other than pensions.


                                                   KPMG PEAT MARWICK LLP
                                                   KPMG PEAT MARWICK LLP


March 29, 1995





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